Exhibit 99.1

PILGRIM’S PRIDE CORPORATION
INCREASES FOURTH FISCAL QUARTER EARNINGS GUIDANCE

MID-POINT OF 4th QUARTER GUIDANCE INCREASED BY 15.3%

ANNOUNCES FOURTH FISCAL QUARTER’S CONFERENCE CALL FOR NOVEMBER 7, 2005

PITTSBURG, Texas — October 24, 2005—Pilgrim’s Pride Corporation (NYSE: PPC) today announced that it is raising its previously issued earnings guidance for its fourth quarter of fiscal 2005 to a range of $1.07 to $1.12 per share versus the $0.90 to $1.00 per share range previously communicated by the Company, due to better results in both the Company’s U.S. and Mexico chicken operations than was previously forecasted. The improved financial results were primarily attributable to higher than expected sales in the Company’s U.S. chicken operations and better selling prices in the Company’s Mexico operations on less volume than originally forecasted.

“We are very pleased that our fourth quarter of fiscal 2005 results are coming in ahead of our prior expectations and demand for our products was strong both domestically and internationally, stated O.B. Goolsby, Jr., President and Chief Executive Officer. Additionally, while we sincerely hope that the high pathogenic avian influenza virus that has plagued Asia for the last few years is brought under control quickly, we believe that over the short term this will keep demand strong in the international markets for high quality meat proteins being produced in the United States.”

A conference call to discuss the Company's fourth quarter and full fiscal 2005 financial results will be held at 10:00 a.m. CST (11:00 a.m. EST) on November 7, 2005. To listen live via telephone, call 800-391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=68228&eventID=1146228 (Please copy and past the link into the browser).

The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at 2:00 p.m. CST on November 7 through November 14 at 800-355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest poultry producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs more than 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, California, Iowa, Mississippi, Utah and Wisconsin.
Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico.

For more information, please visit www.pilgrimspride.com

Forward-Looking Statements:

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including the earnings guidance for the fourth quarter of fiscal 2005, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward- looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases affecting the production performance and/or marketability of the company's poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of our cash resources, particularly in light of our leverage; restrictions imposed by and as a result of, our leverage; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; changes in laws or regulations affecting our operations or the application thereof as well as competitive factors and pricing pressures; risks associated with the acquisition of ConAgra Foods' chicken division including possible unknown liabilities assumed in connection with the acquisition and loss of customers of the acquired business; inability to recognize the anticipated cost savings and anticipated benefits in connection with our turkey division restructuring; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###
For further information contact:
Ray Atkinson
         Pilgrim's Pride Corporation
        (540) 896-0406